EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO
Network-1 Technologies, Inc.
(212) 829-5770

NETWORK-1 REPORTS SECOND QUARTER RESULTS

New York, New York November 14, 2019 - Network-1 Technologies, Inc. (NYSE AMERICAN: NTIP), a company specializing in the development, licensing, and protection of its intellectual property assets, today announced financial results for the quarter ended September 30, 2019.

Network-1 had revenue of $520,000 and $1,725,000 for the three and nine months ended September 30, 2019, respectively, as compared to revenue of $1,798,000 and $21,732,000 for the three and nine months ended September 30, 2018, respectively. The decrease in revenue of $1,278,000 for the three months ended September 30, 2019 was due to decreased revenue from royalty bearing licenses for Network-1’s Remote Power Patent of $278,000 and an installment payment of $1,000,000 from Polycom, Inc. as part of a fully-paid license during the three months ended September 30, 2018.

The decrease in revenue of $20,007,000 for the nine months ended September 30, 2019 was primarily due to revenue of $19,020,000 for the nine months ended September 30, 2018 from a fully-paid license related to Network-1’s patent litigation settlement with Juniper Networks, Inc. of $12,700,000 and $6,320,000 of revenue from sale of its Avaya unsecured claim. Revenue from Network-1’s royalty bearing licenses for the nine months ended September 30, 2019 decreased $117,000 from $1,712,000 for the nine months ended September 30, 2018 to $1,595,000 for the nine months ended September 30, 2019.

Network-1 had an operating loss of $(576,000) for the three months ended September 30, 2019 compared with operating income of $169,000 for the three months ended September 30, 2018.  The decreased operating income of $(745,000) for the three months ended September 30, 2019 was primarily due to decreased revenue of $1,278,000 for the three months ended September 30, 2019.

Network-1 had an operating loss of $(1,625,000) for the nine months ended September 30, 2019 compared with operating income of $10,048,000 for the nine months ended September 30, 2018. The decreased operating income for the nine months ended September 30, 2019 was due to operating income for the nine months ended September 30, 2018 associated with revenue of $19,020,000 from Network-1’s fully-paid license with Juniper and from the sale of its Avaya unsecured claim, less related costs.

Network-1 realized a net loss of $(411,000) or $(0.02) per share (basic and diluted) for the three months ended September 30, 2019 compared with net income of $246,000 or $.01 per share (basic and diluted) for the three months ended September 30, 2018. The decrease in net income of $(657,000) for the three months ended September 30, 2019 was primarily due to decreased revenue of $1,278,000 and a net loss of $(196,000) from Network-1’s equity investment in ILiAD Biotechnologies, LLC.

Network-1 realized a net loss of $(859,000) or $(0.04) per share basic and diluted for the nine months ended September 30, 2019 compared with net income of $8,283,000 or $0.35 per share basic and $0.33 per share diluted for the nine months ended September 30, 2018.  The decrease in net income of $(9,142,000) for the nine months ended September 30, 2019 was primarily due to income for the nine months ended September 30, 2018 associated with revenue of $19,020,000 from Network-1’s fully-paid license with Juniper and from the sale of its Avaya claim, less related costs.

At September 30, 2019, Network-1 had cash and cash equivalents and marketable securities of securities of $48,020,000 and working capital of $47,906,000. Based on its current cash position, Network-1 believes that it will have sufficient cash to fund its operations for the foreseeable future.

Since inception of its Share Repurchase Program in August 2011 through September 30, 2019, Network-1 repurchased an aggregate of 8,324,953 shares of its common stock at an aggregate cost of $15,548,530 (exclusive of commissions) or an average per share price of $1.87.  During the three months ended September 30, 2019, Network-1 repurchased 30,407 shares of its common stock at an aggregate cost of $74,627 (exclusive of commissions) or an average per share price of $2.45.  At September 30, 2019, the remaining dollar value of shares that may be repurchased under the Share Repurchase Program was $4,803,723.

Network-1 has a dividend policy providing for the payment of a regular semi-annual dividend of $0.05 per common share ($0.10 per common share annually).  Network-1 anticipates paying the semi-annual dividends in March and September of each year.  It is anticipated that the semi-annual regular dividend will continue to be paid through March 2020 (the expiration of Network-1’s Remote Power Patent) provided that Network-1 continues to receive royalties from licensees of its Remote Power Patent.  On February 11, 2019, the Board of Directors of Network-1 declared a semi-annual cash dividend of $.05 per common share which was paid on March 25, 2019 to all common stockholders of record as of March 11, 2019.  On July 25, 2019, the Board of Directors of Network-1 declared a semi-annual cash dividend of $0.05 per common share with a payment date of September 20, 2019 to all common stockholders of record as of September 4, 2019.

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies. Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns seventy-two (72) patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1’s current strategy includes continuing to pursue licensing opportunities for its Remote Power Patent and its efforts to monetize three patent portfolios (the Cox, Mirror Worlds and M2M/IoT Patent Portfolios). Network-1’s strategy is to focus on acquiring and investing in high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent and Mirror Worlds Patent Portfolio. Network-1’s Remote Power Patent has generated licensing revenue in excess of $145,000,000 from May 2007 through September 30, 2019.  Network-1 has achieved licensing and other revenue of $47,150,000 through September 30, 2019 with respect to its Mirror Worlds Patent Portfolio.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1's business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1's Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission, including, among others, the continued material adverse effect on Network-1's business, results of operation and cash-flow if the District Court order confirming the HP jury verdict finding of non-infringement is not reversed by the Federal Circuit Court of Appeals, the risk that Network-1 will not receive material royalty revenue from licensees of its Remote Power Patent, the uncertainty of Network-1's revenue stream, the ability of Network-1 to successfully execute its strategy to acquire or make investments in high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from its Cox Patent Portfolio, its M2M/IoT Patent Portfolio and additional revenue and profit from its Mirror Worlds Patent Portfolio as well as a return on its investment in ILiAD Biotechnologies, LLC or other intellectual property it may acquire or finance in the future, the ability of Network-1 to enter into additional license agreements, uncertainty as to whether cash dividends will continue be paid, the uncertainty of patent litigation and proceedings at the United States Patent and Trademark Office, the difficulty in Network-1 verifying royalty amounts owed to it by its licensees, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the risk in the future of Network-1 being classified as a Personal Holding Company, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

The condensed consolidated statements of operations and comprehensive income (loss) and condensed consolidated balance sheet are attached.

Network-1 Technologies, Inc.
Condensed Statements of Operations and Comprehensive Income (Loss)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018

REVENUE	$520,000	$1,798,000	$1,725,000	$21,732,000

OPERATING EXPENSES:
Costs of revenue	138,000	596,000	459,000	7,988,000
Professional fees and related costs	267,000	352,000	812,000	1,456,000
General and administrative	466,000	491,000	1,442,000	1,460,000
Amortization of patents	71,000	70,000	212,000	209,000
Stock-based compensation	154,000	120,000	425,000	571,000

TOTAL OPERATING EXPENSES	1,096,000	1,629,000	3,350,000	11,684,000

OPERATING INCOME (LOSS)	(576,000)	169,000	(1,625,000)	10,048,000
OTHER INCOME (LOSS):
Interest and dividend income, net	270,000	244,000	872,000	590,000
Net realized and unrealized gain (loss) on marketable securities	(39,000)	—	6,000	—
Total other income, net	231,000	244,000	878,000	590,000

INCOME (LOSS) BEFORE INCOME TAXES AND EQUITY IN NET LOSSES OF EQUITY METHOD INVESTEE	(345,000)	413,000	(747,000)	10,638,000

INCOME TAXES PROVISION (BENEFIT):
Current	(197,000)	167,000	(197,000)	2,355,000
Deferred taxes, net	67,000	—	(36,000)	—
Total income taxes provision (benefit)	(130,000)	167,000	(233,000)	2,355,000

INCOME (LOSS) BEFORE SHARE OF NET LOSSES OF EQUITY METHOD INVESTEE:	(215,000)	$246,000	(514,000)	$8,283,000

SHARE OF NET (LOSSES) OF EQUITY METHOD INVESTEE	$(196,000)	$—	$(345,000)	$—

NET INCOME (LOSS)	$(411,000)	$246,000	$(859,000)	$8,283,000

Net Income (Loss) Per Share
Basic	$(0.02)	$0.01	$(0.04)	$0.35
Diluted	$(0.02)	$0.01	$(0.04)	$0.33

Weighted average common shares outstanding:
Basic	24,138,191	23,525,645	23,935,304	23,767,700
Diluted	24,138,191	24,922,434	23,935,304	25,457,953

Cash dividends declared per share	$0.05	$0.05	$0.10	$0.10

NET INCOME (LOSS)	$(411,000)	$246,000	$(859,000)	$8,283,000

OTHER COMPREHENSIVE INCOME (LOSS) Net unrealized holding gain (loss) on corporate bonds and notes arising during the period, net of tax	20,000	(5,000)	183,000	(39,000)

COMPREHENSIVE INCOME (LOSS)	$(391,000)	$241,000	$(676,000)	$8,244,000

Network-1 Technologies, Inc.
Condensed Consolidated Balance Sheets as of September 30, 2019
(Unaudited)

Cash and cash equivalents and marketable securities	$48,020,000

Total current assets	$48,544,000

Total assets	$55,349,000

Total current liabilities	$638,000

Total long-term liabilities	$0

Total stockholders' equity	$54.711,000